EXHIBIT 10.21

                    LONG TERM AGREEMENT TERMS AND CONDITIONS
                                     Rev. 00
                                     7/18/00

This Long Term Agreement, No. 00996194 has been made as of the 18th day of Aug 2004 between Sikorsky Aircraft Corporation, a Delaware Corporation having an office and place of business in Stratford, CT (hereafter referred to as "Buyer") and a New York Corporation having an office and place of business in Air Ind (hereafter referred to as "Seller").

1. This Long Term Agreement (hereafter "LTA" or "Agreement") and the terms thereof shall be applicable to all orders issued by Buyer to Seller for those products listed in Attachment "A" to this Agreement, attached hereto and made a part hereof, during the time period commencing on the 18th day of Aug 2000 and expiring on the 31st day of Dec 2004. Deliveries made pursuant to this Agreement shall occur no later than the 31st day of Dec 2005. This Agreement may be extended by the buyer for an additional five (5) years provided however that written notice is so provided to Seller no later than the 31st day of Dec 2004.

2. During the term of this Agreement, Buyer agrees to issue to Seller and Seller agrees to accept purchase orders (hereafter "Long Term Agreement Releases" or "Releases") against this Agreement for some or all of those goods listed and at the prices provided in Attachment "A", attached hereto and made a part hereof. The estimated value of this Agreement is $4,056,459.18. The quantities of products and dollar value thereof listed in Attachment "A" describes Buyer's estimated purchase requirements during the term of this Agreement; however, Buyer is under no obligation to purchase any or all of the total estimated quantities or dollar value; further, Buyer reserves the right to purchase quantities greater than those listed in Attachment "A". In the event that Buyer does not purchase the estimated quantities, Seller shall not be entitled to any adjustment in the prices of other provisions of this Agreement. Seller agrees to fill Buyer's Releases for products ordered by Buyer under this Agreement and comply with the requirements on each Release. Buyer will exercise its best efforts to place on the face of every Release a statement referencing this Agreement as controlling the terms and conditions of purchase. However, such

Releases shall be subject to the terms hereof whether they shall expressly so state or not. If Seller is unable to supply Buyer with any items described in Attachment "A" in accordance with the delivery need dates of any such Release, Seller shall immediately notify Buyer in writing, and Buyer may, in addition to any other remedies available to Buyer, at its option, reschedule such items for later delivery, reduce the quantity of such items ordered to the amount available, purchase such items from other sources or terminate the Release without any liability or obligation to the Seller. In any event, Buyer shall have no further liability to Seller for the items, which Seller could not deliver in accordance with the terms of Buyer's Releases. Releases may be issued at any time prior to termination or expiration of this LTA and Seller shall perform such Releases to the extent that deliveries are not required subsequent to the expiration date of this Agreement.

3. In addition to the information required under Attachment B, Terms and Conditions of Purchase, Seller shall designate this Long Term Agreement Number, the applicable Release number, item number, and item description on all packing slips and invoices of material delivered pursuant to this Long Term Agreement and any Releases issued hereunder.

4. Seller hereby agrees to utilize E-Commerce and Bar Coding where applicable and practiced by Buyer.

5. Seller agrees to comply with the delivery dates set forth in Buyer's Releases. Seller acknowledges and understands that this may require that supplies be delivered from Seller to Buyer in less than the standard lead times listed in Attachment "A" hereto.

6. The supplies as required by this Agreement shall be delivered on dock at the destination specified by Buyer and in accordance with the delivery dates specified in Releases issued pursuant to this LTA. Time is of the essence for all deliveries required by the Releases. The supplies shall be delivered to Buyer at the location specified by Buyer but not be delivered to the location specified by Buyer earlier than two (2) weeks prior to such need dates unless prior approval is granted by Buyer.

7. All items delivered under this LTA shall be inspected and accepted in accordance with this LTA. Final acceptance of supplies delivered under Releases issued pursuant to this LTA will take place at Buyer's facility to which said supplies are delivered. Final inspection shall take place as specified in each Release issued pursuant to this LTA. In the event that a Release does not specify final inspection, final inspection shall be at the facility of Buyer. This Paragraph is not nor is to be construed as a limitation of the rights of Buyer and the obligations of the Seller as provided for in this LTA.

8. Prices to be paid by Buyer shall be those listed in Attachment "A" and shall remain firm for the term of the Agreement. Should prices lower than those listed for items of like grade, quality and quantity in Attachment "A" be offered to any customer of Seller during the term of this Agreement, such prices will also be offered to Buyer. Prices paid will be based on the units of measure delivered pursuant to Releases issued hereunder multiplied by the unit of measure price. Seller represents that the prices in Attachment "A" contain all taxes, duties, levies, and fees that could be imposed by any taxing authority in the jurisdiction in which Seller does business or which may be imposed by any governmental agency regarding the export of supplies from the country of origin.

10. Seller agrees to provide to other subcontractors, subsidiaries and joint venture partners of Buyer the right to purchase the same material as is being purchased under this Agreement at the same prices as are contained in this Agreement. Seller's obligation to provide material to other subcontractors at the same prices as are contained in this Agreement with Buyer is limited to those contracts under which other subcontractors are purchasing material from Seller to fulfill obligations under purchase orders with Buyer. Seller shall obtain from each subcontractor of Buyer a representation that any such materials purchased by the subcontractors under this clause shall be used solely and exclusively for fulfilling the purchase order requirements of Buyer. There shall be no change or other adjustments to the prices contained in this Agreement regardless of the amount of material, if any, purchased by Buyer's subcontractors, subsidiaries or joint venture partners under this clause.

11. Seller agrees that it shall accept amendments to this Agreement as reasonably deemed necessary by Buyer to comply with the provisions of any Sales Contract that Buyer may execute, any federal, state, local or provincial laws and regulations that may be applicable to Seller as a subcontractor to Buyer and any laws or regulations necessary for Buyer to comply with the requirements of Buyer's Sales Contracts.

12. Buyer reserves the unilateral right to make delivery schedule adjustments for supplies purchased pursuant to this LTA to comply with Buyer's internal build plan. In this event, Seller shall comply with such adjustments. No price adjustments shall be allowed for delivery schedule adjustments made by Buyer, pursuant to this provision.

13. Seller represents and warrants to the Buyer that the supplies delivered pursuant to this Agreement shall meet or exceed the requirements set forth in each Release issued pursuant hereto and that any and all data, specifications and drawings developed or made by Seller pursuant to this Agreement shall also meet or exceed the requirements in each Release. Seller shall deliver items made in accordance with the revision levels in effect at the time the Release under which the items were ordered was issued.

14. Except as may be required for detail instructions concerning administration of purchase orders issued hereunder, any notices or reports required by this Agreement or with respect to the Agreement shall be in writing and addressed as follows:

If mailed to Seller:
Air Industries Mach. Corp.
1479 Clinton Ave.
Bayshore, N.Y. 11706

If mailed to Buyer:
Sikorsky Aircraft Corporation
6900 North Main St. PO Box 9729
Stratford, CT 06497-9129
Attn: Manager Material Contracts
Mail Stop: S204A

15. Terms of payment shall be 2% 10 days, Net 30 after final acceptance by Buyer

16. Transportation provisions are Delivered Duty Paid (Incoterms 1990 Edition) Buyer's facility, Stratford, CT USA or as otherwise specified in each Release.

17. The terms and conditions of this Long Term Agreement and any purchase orders or Releases issued pursuant hereto shall be controlled by the following, listed in order of precedence: (1) by all Articles of this Agreement; (2) by the terms contained in the Attachments incorporated by reference herein and attached hereto; (3) by the terms on the face sheets of the Releases issued pursuant hereto and (4) by the Sikorsky Aircraft Terms and Conditions of Purchase contained in S/A 908.

The terms on the face sheets hereof shall apply to any and all Releases issued by Buyer to Seller for the item(s) listed in Attachment "A" during the term of this Agreement and shall be applicable thereto with the same effect as if they physically appeared thereon. All other conditions of any Releases or acceptances thereof whether printed, stamped, typed, written on the face or reverse thereof, or incorporated by reference, or attached thereto in any manner, shall be deemed inapplicable and of no effect except those terms, conditions, and instructions appearing on the face of Buyer's Release forms.

18. At any point in time during the term of this Agreement, additional part numbers may be added to this Agreement by written agreement. The prices governing any additional part numbers shall be incorporated in a written agreement.

19. Seller agrees to develop productivity and cost reduction improvements plans during the course of this Agreement. Seller agrees to develop and maintain comprehensive continuous improvement plans, which shall extend to all processes and procedures. Buyer may require Seller to develop and implement specific action plans for any activities or processes that Buyer deems necessary.

20. This LTA must be accepted in writing by Seller. If for any reason Seller should fail to accept a release order issued under this Agreement in writing, the shipment by Seller of any goods ordered, the furnishing of any service called for hereunder, or the acceptance of any payment by Seller or any other conduct by Seller which recognizes the existence of a contract pertaining to the subject matter hereof shall constitute an unqualified acceptance by Seller of this Order and all of its terms and conditions. Seller's acceptance of Buyer's offer or Seller's acknowledgement, invoice, or other form of acceptance that adds to, varies from, or conflicts with the terms herein are hereby objected to. Any such proposed terms shall be void and the terms and conditions of this order

(a) shall constitute the complete and exclusive statement of the terms and conditions of the contract between the parties and shall apply to each shipment received by Buyer from Seller hereunder and (b) may hereafter be modified only by both parties. If this order has been issued by Buyer in response to an offer by Seller and if any of the terms herein are additional to or different from any terms of such offer, then the issuance of this order by Buyer shall constitute final acceptance of such offer. Any additional terms and conditions shall be deemed acceptable to Seller unless Seller notifies Buyer to the contrary in writing within ten (10) calendar days of receipt of this order.

21. All non-recurring costs including tooling and first article/qualification as defined in the Sikorsky Engineering drawings are to be performed by the Supplier at its sole expense. Any tooling which is supplied by Sikorsky Aircraft is supplied in "AS IS" condition. Supplier assumes responsibility for use of tooling or for design and manufacture of new tooling.

22. In the event that supplier does not complete first article and/or qualification testing by the time frame required by releases issued pursuant to this agreement, Buyer may terminate the delayed items at no cost or liabilities whatsoever.

23. Seller shall not make any publicity releases or authorize others to make such releases regarding the subject matter of this Agreement without the prior written approval of the Buyer.

24. Seller may not assign or transfer this Agreement or any Releases issued under this Agreement.

25. The place of performance shall be Seller's facility designated as 1479 Clinton Ave.. This place of performance shall not be changed without the express written permission of an authorized representative of the Buyer.

26. In the performance of this Agreement and all Releases issued under this Agreement, Seller and Buyer shall each comply with all local, state, federal and provincial laws, rules and regulations.

27. This agreement shall be interpreted in accordance with the plain English meaning of its terms and the construction thereof shall be governed by the laws of Connecticut, excepting Connecticut's choice of law statutes. Buyer may, but it is not obligated to, bring any action or claim relating to or arising out of this Agreement in the appropriate state or federal court in Connecticut, and Seller hereby irrevocably consents to personal jurisdiction in any such court, hereby appointing the Secretary of State of Connecticut as agent for receiving service of process. Any action or claim by Seller with respect hereto shall also be brought in such appropriate state or federal court in Connecticut, if Buyer so elects. Accordingly, Seller shall give written notice to Buyer of any such intended action or claim, including the intended venue thereof, and shall not commence such action or claim outside of Connecticut if Buyer, within (30) days from the receipt thereof, makes its election as aforesaid. Further, the United Nations Convention on Contract for the Internal Sale of Goods shall not apply, and this SUBCONTRACT shall not be construed in accordance herewith. All rights not specifically granted herein are retained by SIKORSKY.

SELLER:    Air Ind. Mach. Corp
Title:     President
Date :     8/18/2000
Signature: /s/ Peter D. Rettaliata
           Peter D. Rettaliata

SIKORSKY AIRCRAFT CORPORATION

Title:     Procurement Specialist
Date:      8/18/2000
Signature: /s/ James S. Attardo
           James S. Attardo

SIKORSKY AIRCRAFT CORPORATION

Title:     Director Procurement
Date:      8/21/2000
Signature: /s/ M.A. Smeltzer
           M.A. Smeltzer

      Attachment: (A) to LTA G0996194

--------------------------------------------------------------------------------
  Part Number                     Period of Performance Pricing
                  --------------------------------------------------------------
                      2000      2001       2002        2003          2004
--------------------------------------------------------------------------------
70301-01100-814
--------------------------------------------------------------------------------
70301-21100-815
--------------------------------------------------------------------------------
96209-01040-041
--------------------------------------------------------------------------------
96209-02160-041
--------------------------------------------------------------------------------


                                                         /s/ Peter D. Retalliata
                                                         8-18-00